UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment #1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2016

Viking Investments Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1330 Avenue of the Americas, Suite 23 A, New York, NY	10019
(Address of principal executive offices)	(zip code)

(212) 653-0946

(Registrant’s telephone number, including area code)

____________________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

The registrant hereby amends its Current Report on Form 8-K filed on October 13, 2016 (the “Original 8-K”), to include as exhibits (1) the Revolver Loan Agreement referenced in Item 1.01 of the Original 8-K, (2) the form of Secured Promissory Note referenced in Item 1.01 of the Original 8-K, (3) the September 2nd Letter of Green & Company, CPAs (the “Former Accountant”) referenced in Items 4.01 and 4.02 of the Original 8-K, and (4) the Former’s Accountant’s Item 4.02 response letter received by the registrant on October 28, 2016. The registrant also amends Item 4.01 to include the engagement of Mohle Adams to re-audit the financial statements for the year ended December 31, 2015.

Item 1.01 Entry into a Material Definitive Agreement.

Viking Investments Group, Inc. (the “Company” or “Viking”) entered into a Revolver Loan Agreement, dated September 30, 2016 (the “Revolver”), through a wholly-owned subsidiary, Mid-Con Petroleum, LLC ("Mid-Con"), with CrossFirst Bank (“CrossFirst”). The Revolver with CrossFirst, which loan transaction formally closed on October 4, 2016, has a maximum principal amount of $3,000,000. The Revolver Maturity Date shall be September 30, 2018 and advances under the Revolver shall be evidenced by a promissory note (the “Note”). The Note will bear interest at a rate of prime rate (as published in the Wall Street Journal) plus 1.5%. The Note shall be secured by a first mortgage against all of the assets of Mid-Con.

The Company also completed a private placement of $610,000 by selling 6.1 Units at $100,000 per Unit, with each Unit consisting of: (a) a Secured Promissory Note (the "Secured Note") with a face value of $100,000, an issuance price of $62,500 and original issue discount of $37,500; and (b) 250,000 of the Company’s common shares. The Secured Promissory Notes mature in 6 months with a rate 10% and is secured by the ownership of Mid-Con. The private placement was arranged through a licensed broker/dealer to accredited investors under an exemption provided by Rule 506 of Regulation D.

The initial advance under the Revolver was $1.8 million. With the initial advance under the revolver, the sale of the Units and an advance by the Company’s President and Chief Executive Officer, the Company purchased the assets described in Item 2.01 and repaid outstanding notes due in August 2016 for which it had either written or oral waivers of payment default.

The above summary is not complete and is qualified in its entirely to the full text of the Revolver, Note and Secured Note incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

On October 4, 2016, the Company, through Mid-Con, completed an acquisition whereby the Company: (i) increased its working interest in three existing oil and gas leases in Miami and Franklin Counties in Eastern Kansas; and (ii) acquired a working interest in four new oil and gas leases in the same region, comprising approximately 660 acres of property.

Viking's working interest in the new leases, known as the ABC, Terbrock, Renner and Griffith, range from 95% to 100%, and its working interest in three existing leases, known as the A. Wilson (East), L. Wilson (West) and Elam/Hahn, increased to 100%, 75% and 58%, respectively. Viking's share of existing production from the acquired interests is approximately 40 barrels of oil per day. The purchase includes an undivided interest in all oil and gas wells, equipment, fixtures and other personal property located upon the leased properties and used in connection with oil and gas operations upon the leases attributable to the working interests purchased by Viking, through Mid-Con. The leases produce oil from the Cherokee formation at a depth of approximately 600 feet, and offer the potential for several future drilling locations. The acquisition price for this transaction was $1,105,858. Viking also issued the vendors and former working interest owners 5,152,021 common shares in the capital of Viking.

Item 4.01. Changes in Registrant’s Certifying Accountant.

Previous Independent Registered Public Accounting Firm.

As described in Item 4.02 (which Item is incorporated by reference herein), the Company received notice that its independent registered public accounting firm, Green & Company, CPAs (the “Former Accountant”) resigned. The communication with the Former Accountant is described in Item 4.02.

The Company’s Board of Directors was informed of the communications with the Former Auditor, reviewed the information it received from the Former Auditor and made recommendations to the Company’s management.

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New independent registered public accounting firm

On October 28, 2016 (the “Engagement Date”), the Company engaged Mohle Adams (“New Auditor”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2015. The decision to engage the New Auditor as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with the New Auditor regarding either:

1. application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that the New Auditor concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2. any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions) or reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 2, 2016, the Company received a letter (the “September 2nd Letter”) from its Former Accountant. The Company disagrees with the conclusions reached by the Former Accountant which included:

1.	That it had resigned effective August 31, 2016;
2.	That it was advising the Company that it believed an illegal act may have occurred;
3.

That the Former Accountant’s audit report on the financial statements of the Company as of and for the year ended December 31, 2015 (the “2015 Financial Statements”), and the Former Accountant’s interim review for the three-month period ending September 30, 2015, should not be relied upon; and

4.	That the Company’s Form 10-Q for the three-month period ended March 31, 2016, and the Company’s Form 10-Q for the six-month period ended June 30, 2016, should not be relied upon.

The Company’s Board of Directors was informed of the September 2nd Letter, reviewed the information therein and made recommendations to the Company’s management. The Company then retained litigation counsel who issued a letter to the Former Accountant on September 6, 2016, based on the material misrepresentations and factual inaccuracies in the September 2nd Letter, demanding the immediate rescission of the September 2nd Letter and a new resignation letter without the material misrepresentations and factual inaccuracies. The Former Accountant retained litigation counsel, who entered into settlement negotiations with the Company’s counsel regarding the Former Accountant’s issuance of an updated and superseding resignation letter. On October 7, 2016, the Former Accountant’s counsel informed the Company’s counsel that the Former Accountant was unwilling to revise its September 2nd Letter.

The reports of the Former Accountant on the Company’s financial statements for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The reports did, however, include an explanatory paragraph about the uncertainty as to the Company’s ability to continue as a going concern.

During the Company’s most recent fiscal year, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their reports on the financial statements for such periods. During the subsequent interim periods after the Company’s most recent fiscal year through August 31, 2016, the Company and the Former Accountant disagreed on several items described below. The Company has authorized the Former Accountant to respond fully to the inquiries of the Company’s successor accountant concerning the subject matter of each of such disagreement.

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While the Company engaged RBSM with respect to the financial statements included in the Forms 10-Q, the Company has not yet engaged a new independent registered public accounting firm to audit the 2015 Financial Statements.

September 2nd Letter

As grounds for the Former Accountant’s actions, the Former Accountant first stated as follows in the September 2nd Letter:

Following the audit of the consolidated financial statements of the Company as of and for the year ended December 31, 2015 (the “2015 Financials”), information came to our attention that the Company entered into an advisory agreement with a consultant on June 4, 2015, which was ultimately replaced by a subsequent agreement on October 24, 2015 (the “Agreement”), through which the Company agreed to grant the consultant 1,000,000 shares of common stock of the Company in exchange for certain services. According to the Agreement, the consultant had been issued 563,636 shares of common stock of the Company prior to the date of the Agreement, and 309,092 shares of common stock were to be issued on October 24, 2015, which was the date of the Agreement. The written terms of the Agreement should have resulted in 872,728 shares of common stock issued to the consultant in the second half of 2015. The remaining 127,272 shares of common stock were to be issued during September and October of 2016.

None of the 872,728 shares of common stock described above are reflected as expense in the Company's Consolidated Statements of Operations from the date of issuance through December 31, 2015. Instead, in its Form 10-Q for the three-month period ended March 31, 2016, the Company disclosed that all 1,000,000 shares of common stock were issued to the consultant on March 16, 2016. When Green & Company approached representatives of the Company regarding the discrepancy between the terms of the Agreement and the accounting treatment taken by the Company, the Company produced a letter, dated June 1, 2016 (the version which was provided to us was unsigned), from the consultant stating that the Agreement was invalidated verbally, and all 1,000,000 shares were earned and issued during the first quarter of 2016. Given that to Green & Company’s knowledge the Agreement was never formally amended in writing and the June 1, 2016 letter from the consultant was only provided after Green & Company approached the representatives of the Company, Green & Company remains uncomfortable with the Company’s accounting treatment being inconsistent with the written terms of the Agreement. After discussions with the Company in June 2016 (including over threatened resignation), the Company informed Green & Company that the Company would remedy the accounting. As a result of such assurances, Green & Company did not resign at that time. As discussed below, however, the accounting was not remedied.

Because the 2015 Financials and the financial statements for the period ending September 30, 2015 do not accurately reflect the shares of common stock issued to the consultant as described above, neither our audit report on the 2015 Financials nor our completed interim review for the period ending September 30, 2015 should be relied upon.

Contrary to the Former Accountant’s statements regarding the Agreement and the issuance of shares to the consultant thereunder, the Former Accountant knew that no shares had ever been issued to the consultant until the first quarter of 2016, and the Former Accountant had been provided transfer agent reports confirming this fact. The letter from the consultant referenced by the Former Accountant was only even produced because the Former Accountant refused to believe management’s assertion that the shares were not due to the consultant until the first quarter of 2016 and had to have the independent third party consultant confirm that fact to them. That letter confirmed that pursuant to both parties’ understanding, the Agreement was orally invalidated and rescinded and shares were not due to the consultant until the first quarter of 2016. Furthermore, contrary to the Former Accountant’s fallacious assertion that to its “knowledge the Agreement was never formally amended in writing,” the Company specifically provided documentary support to Travis Green, managing partner of the Former Accountant, on June 3, 2016, separate from the June 1, 2016 letter, confirming that the Agreement (1) was not even executed by the parties until February 5, 2016, and therefore was not even arguably valid until the first quarter of 2016, and (2) had not just been amended, but had been expressly rescinded in writing pursuant to a formal Rescission Agreement with the consultant to eliminate any confusion, a copy of which fully executed Rescission Agreement was provided to Mr. Green on June 3, 2016. The Former Accountant knew that the Agreement was not even executed until February of 2016, and was not just amended, but orally rescinded and then formally rescinded in writing.

4

Further, contrary to the Former Accountant’s incorrect statement that “the Company informed Green & Company that the Company would remedy the accounting,” the Company never agreed to any such thing, and in fact, Mr. Green specifically informed James Doris, the Company’s Chief Executive Officer, in a phone call on the morning of June 16, 2016, that the Company was not required to restate its 2015 Financial Statements because of the consulting share issuance issue, but that the Former Accountant did need to review an amended Form 10-Q for the three-month period ended March 31, 2016, with additional oil and gas disclosures. On August 22, 2016, Mr. Green personally consented to and approved the Company’s amended Form 10-Q for the three-month period ended March 31, 2016, and its filing, again approving the Company’s accounting for the consulting share issuance.

In the September 2nd Letter, the Former Accountant then stated as follows:

In addition, the Company filed its Form 10-Q for the three-month period ended March 31, 2016 without our review or knowledge on May 27, 2016. The Company also filed its Form 10-Q for the six- month period ended June 30, 2016 without our review or knowledge on August 22, 2016, and the Company did not attempt to provide us with any information to complete a review for this period until August 16, 2016.

The Company’s original Form 10-Q for the three-month period ended March 31, 2016, filed on May 27, 2016 (the “March 10-Q”), explicitly disclosed in the introductory Explanatory Note that the March 10-Q was deficient because the Former Accountant had not completed its review thereof. While the Company did file its original Form 10-Q for the three-month period ended March 31, 2016, on May 27, 2016 (the “March 10-Q”), without the Former Accountant having completed its review, the Former Accountant certainly had knowledge that the Company would be filing the March 10-Q without the Former Accountant having completed its review. Tom Simeo, the Company’s Executive Chairman, had a call with Mr. Green on May 26, 2016, and in that call, Mr. Simeo expressed frustration with Mr. Green that his personnel had not been properly mobilized to work on the Company’s file. Mr. Simeo conveyed that the Company would be filing the March 10-Q by the deadline without the Former Accountant’s completed review and with an explanatory note disclosing that fact, and Mr. Green assured Mr. Simeo that he would make firm staff available to work on the Company’s file over the weekend so that the Company could file an amended March 10-Q early the following week. The Company did amend the March 10-Q, and the Former Accountant formally approved such amendment on August 22, 2016.

As the Former Accountant concedes, the Former Accountant received a draft of the Form 10-Q for the six-month period ended June 30, 2016 (the “June 10-Q”) and all supportive accounting work papers on August 16, 2016, and on August 18, 2016, Mr. Doris again spoke to Mr. Green, and in that phone call Mr. Green indicated to Mr. Doris that he had no problem with the Company filing the June 10-Q without the Former Accountant having completed its review thereof since the Company advised Mr. Green of the Company’s intentions in that regard and because Mr. Green had received a copy of what was going to be filed.

Third, the Former Accountant stated as follows in the September 2nd Letter:

On August 26, 2016, Green & Company became aware that seven of the Company’s loans with a principal balance of $1,625,000 were due to be repaid on August 18 and 19, 2016. Green & Company asked the Company’s President and CEO regarding the status of these loans and learned that only one of the loans with a principal balance of $100,000 had been paid, and none of the other loans had been paid, converted into the Company’s Common Stock or extended. Green & Company believes the default of these six loans triggers a cross-default clause contained in 17 additional loans with principal balances of nearly $400,000. Neither the Form 10-Q for the six-month period ended June 30, 2016 nor the financial statements contained therein disclose these defaults, and, as of the date of this letter, the Company has not filed a Form 8-K disclosing the defaults under these loans.

5

First, the loans referenced by the Former Accountant in these assertions did not mature until August 18, 2016 and August 19, 2016, which maturity dates were disclosed in the relevant financial statement footnote in the June 10-Q. Second, the Former Accountant represented to the Company’s accounting consultant, early during the week ending September 2, 2016, that it would have no problem completing its review of the June 10-Q, and the Company would be able to file an amended compliant June 10-Q by September 2, 2016. Instead, the Former Accountant issued the September 2nd Letter. Third, the Company had secured an oral extension to the loans from the broker-dealer representing the lenders by September 6, 2016, the business day immediately following the September 2nd Letter, so the Company did not need to disclose “the defaults under these loans” after such time since the loans were not in default.

The Company provided the Former Accountant with a copy of the foregoing disclosure in advance of filing this Current Report and requested the Former Accountant to furnish the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made in this Current Report.

Item 9.01 Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report:

Exhibit No.	Description

7.1	Letter from Former Accountant dated September 2, 2016

10.1	Revolver Loan Agreement with CrossFirst

10.2	Promissory Note with CrossFirst

10.3	Form of Secured Promissory Note

16.1	Letter from Former Accountant dated October 28, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Investments Group, Inc.

Dated: November 1, 2016	By:	/s/ James Doris
James Doris
CEO & Director

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